Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Fat Projects Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	Other	9,500,000	(1)	N/A	$95,000,000	(2)	0.0001102	$10,469.00	(3)
Fees Previously Paid	-	-	-	-		-	-			-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-	-			-
	Total Offering Amounts									$10,469.00
	Total Fees Previously Paid									0.00
	Total Fee Offsets									0.00
			Net Fee Due							$10,469.00

(1)	The number of Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”), of Fat Projects Acquisition Corp, a Cayman Islands exempted company limited by shares, with company registration number 374480 (the “Company”), being registered is based upon an estimate of the maximum number of Class A Ordinary Shares issuable in connection with the business combination of the Company with Avanseus Holdings Pte. Ltd., a Singapore private company limited by shares, with company registration number 201526265R (“Avanseus”), pursuant to the Business Combination Agreement by and among the Company and Avanseus (the “Business Combination Agreement”).

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated based upon the 9,350,307 Class A Ordinary Shares constituting the Aggregate Exchange Consideration (as defined in the Business Combination Agreement) and the 149,693 Class A Ordinary Shares issuable pursuant to the Amended Restricted Share Awards (as defined in the Business Combination Agreement).

(3)	Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.